As filed with the Securities and Exchange Commission on March 23, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BASIC ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	54-2091194
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
801 Cherry Street, Suite 2100 Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

Sixth Amended and Restated Basic Energy Services, Inc.
2003 Incentive Plan
(Full title of the plan)

T.M. “Roe” Patterson

President and Chief Executive Officer

801 Cherry Street, Suite 2100

Fort Worth, Texas  76102

(817) 334-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David C. Buck

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share (3)	1,000,000 shares	$3.16	$3,160,000	$319

(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares as may be necessary to adjust the number of shares being offered or issued pursuant to the plan as a result of stock splits, stock dividends or similar transactions.

(2)Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act and based upon the average of the high and low sales prices of the shares as reported on The New York Stock Exchange on March 17, 2016.

(3)Represents additional shares available for future grants under, shares underlying options granted under and shares subject to resale issued under, the Sixth Amended and Restated Basic Energy Services, Inc. 2003 Incentive Plan, effective as of May 21, 2015.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), Basic Energy Services, Inc. (“Basic” or the “Company”) is filing this registration statement to register 1,000,000 additional shares of its common stock pursuant to the Sixth Amended and Restated Basic Energy Services, Inc. 2003 Incentive Plan, dated effective as of May 21, 2015 (as may be further amended from time to time, the “Plan”), not previously registered, including awards that may be issued after the date of this registration statement. The Board of Directors of the Company recommended for approval and, on May 21, 2015, the stockholders of the Company approved an amendment to the Plan that increased the number of shares available for issuance under the Plan from 10,350,000 to 11,350,000, and a related extension of the term of the Plan.

The contents of the registration statements on Form S-8 of Basic (No. 333-181674 and No. 333-189013) relating to the Plan are incorporated by reference into this registration statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Company incorporates by reference the documents or portions of documents listed below that were filed with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that any information contained in such filings is deemed “furnished” and not “filed” in accordance with the rules of the SEC:

(1)the description of the Company’s common stock, par value $0.01 per share, set forth under the caption “Description of Registrant’s Securities to be Registered” in the Company’s registration statement on Form 8-A filed with the SEC on December 6, 2005, including all amendments and reports filed for the purpose of updating such descriptions;

(2)the Company’s Annual Report on Form 10-K filed on February 23, 2016; and

(3)the Company’s Current Reports on Form 8-K filed on February 19, 2016 and February 29, 2016.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may request a copy of these filings, free of charge, by writing or telephoning Basic at the following address and telephone number:

Basic Energy Services, Inc.

801 Cherry Street, Suite 2100

Fort Worth, Texas  76102

(817) 334-4100

Attn: Investor Relations

Item 8.Exhibits

Exhibit
NumberDescription

4.1Amended and Restated Certificate of Incorporation of Basic Energy Services, Inc., dated September 22, 2005. (Incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (SEC File No. 333-127517), filed on September 28, 2005).

4.2Amended and Restated Bylaws of Basic Energy Services, Inc., effective as of March 9, 2010. (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (SEC File No. 001-32693), filed on March 15, 2010).

4.3Specimen Stock Certificate representing common stock of Basic Energy Services, Inc. (Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (SEC File No. 333-127517), filed on November 4, 2005).

10.1Sixth Amended and Restated Basic Energy Services, Inc. 2003 Incentive Plan (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (SEC File No. 001-32693), filed on May 27, 2015).

*5.1Opinion of Andrews Kurth LLP with respect to the legality of the securities.

*23.1Consent of KPMG LLP.

*23.2Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

*24.1Powers of Attorney (set forth on the signature page of this registration statement).

* Filed herewith.

The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on March 23, 2016.

BASIC ENERGY SERVICES, INC.

By: /s/ T.M. “Roe” Patterson
T.M. “Roe” Patterson President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Basic Energy Services, Inc. hereby constitutes and appoints T.M. “Roe” Patterson and Alan Krenek, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 23, 2016.

Signature	Title
/s/ T.M. “Roe” Patterson T.M. “Roe” Patterson	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Alan Krenek Alan Krenek	Senior Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)
/s/ John Cody Bissett John Cody Bissett	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
/s/ Steven A. Webster Steven A. Webster	Chairman of the Board of Directors
/s/ William E. Chiles William E. Chiles	Director
/s/ James S. D’Agostino, Jr. James S. D’Agostino, Jr.	Director
/s/ Robert F. Fulton Robert F. Fulton	Director
/s/ Antonio O. Garza, Jr. Antonio O. Garza, Jr.	Director
/s/ Kenneth V. Huseman Kenneth V. Huseman	Director
/s/ Sylvester P. Johnson, IV Sylvester P. Johnson, IV	Director
/s/ Thomas P. Moore, Jr. Thomas P. Moore, Jr.	Director

EXHIBIT INDEX

Exhibit
NumberDescription

4.1Amended and Restated Certificate of Incorporation of Basic Energy Services, Inc., dated September 22, 2005. (Incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (SEC File No. 333-127517), filed on September 28, 2005).

4.2Amended and Restated Bylaws of Basic Energy Services, Inc., effective as of March 9, 2010. (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (SEC File No. 001-32693), filed on March 15, 2010).

4.3Specimen Stock Certificate representing common stock of Basic Energy Services, Inc. (Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (SEC File No. 333-127517), filed on November 4, 2005).

10.1Sixth Amended and Restated Basic Energy Services, Inc. 2003 Incentive Plan (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (SEC File No. 001-32693), filed on May 27, 2015).

*5.1Opinion of Andrews Kurth LLP with respect to the legality of the securities.

*23.1Consent of KPMG LLP.

*23.2Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

*24.1Powers of Attorney (set forth on the signature page of this registration statement).

* Filed herewith.

The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.